EXHIBIT 24

POWER OF ATTORNEY

Each director and executive officer of DCB Financial Corp (the “Company”) whose signature appears below hereby constitutes and appoints Ronald J. Sieffert and John A. Ustaszewski, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, common stock underlying subscription rights to purchase shares of common stock, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of July 13, 2012.

Signature	Title

/s/ Ronald J. Sieffert Ronald J. Sieffert	President (Principal Executive Officer), CEO and Director

/s/ John A. Ustaszewski John A. Ustaszewski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Vicki J. Lewis Vicki J. Lewis	Director, Chairman of the Board

/s/ Edward A. Powers Edward A. Powers	Director

/s/ Adam Stevenson Adam Stevenson	Director

/s/ Donald J. Wolf Donald J. Wolf	Director

/s/ Gerald L. Kremer, MD Gerald L. Kremer, MD	Director

/s/ Mark H. Shipps Mark H. Shipps	Director

/s/ Bart E. Johnson Bart E. Johnson	Director